Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement on Form S-8 (No. 333-192441) pertaining to the Amended and Restated 2007 Equity Incentive Plan, as amended, the 2013 Equity Incentive Award Plan, and the 2013 Employee Stock Purchase Plan of Relypsa, Inc.;

(2)	Registration Statement on Form S-8 (No. 333-206163) pertaining to the 2014 Employment Commencement Incentive Plan of Relypsa, Inc.;
(3)

Registration Statement on Form S-8 (No 333-202678) pertaining to the 2013 Equity Incentive Award Plan, the 2013 Employee Stock Purchase Plan, and the 2014 Employment Commencement Incentive Plan of Relypsa, Inc.;

(4)	Registration Statement on Form S-3 (No. 333-200732) of Relypsa, Inc.; and
(5)	Registration Statement on Form S-3 (No. 333-207806) of Relypsa, Inc;

of our reports dated February 25, 2016, with respect to the consolidated financial statements of Relypsa, Inc., and the effectiveness of internal control over financial reporting of Relypsa, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Jose, California

February 25, 2016